UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2018
______________________
HOLOGIC, INC.
(Exact name of registrant as specified in its charter)
______________________

Delaware	1-36214	04-2902449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)
(508) 263-2900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers
Approval of a revised form of Performance Stock Unit (“PSU”) Award Agreement. On November 5, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Hologic, Inc. (the “Company”) approved PSU Award Agreements for fiscal 2019. One form of PSU Award Agreement provides for vesting based on achievement of return on invested capital (“ROIC”) goals and one form of PSU Award Agreement provides for vesting based on three-year relative total shareholder return (“relative TSR”).
The above descriptions of the PSU Award Agreements do not purport to be complete and are qualified in their entirety by reference to the applicable Award Agreement, copies of which are attached to this report as Exhibits 10.1 and 10.2, and are incorporated herein by reference.
Approval of Amended Short-Term Incentive Plan. On November 5, 2018, the Compensation Committee also approved amending and restating the Company’s Short-Term Incentive Plan (the “STIP”) to remove references to Section 162(m) of Internal Revenue Code of 1986, as amended. The STIP provides performance-based awards for eligible employees, subject to a maximum limit. No other changes were made to the STIP.
The above description of the STIP does not purport to be complete and it is qualified in its entirety by reference to the STIP, a copy of which is attached to this report as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1 10.2 10.3

Form of Performance Stock Unit Award Agreement (ROIC) (adopted fiscal 2019)
Form of Performance Stock Unit Award Agreement (relative TSR) (adopted fiscal 2019)
Short-Term Incentive Plan, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2018	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin General Counsel